Exhibit 10(f)

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered into as of the 22nd day of June, 2006, by and between U.S. Traffic Corporation f/k/a Green Light Acquisition Company, a Delaware corporation (“Landlord”), and National Signal, Inc., a California corporation (“Tenant”).

1.                                       PRIME LEASE.  Landlord is the tenant under that certain Lease Agreement (the “Prime Lease”) dated May 16, 2003 with Cambridge Leasing Corporation, a Delaware corporation, who has assigned its interest under the Prime Lease to Greenlaw Partners LLC,  a California limited liability company (the “Prime Landlord”), for the lease of the building situated at 9601 and 9603 John Street, Santa Fe Springs, California (the “Property”).  Landlord warrants that (a) Landlord has delivered to Tenant a complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord relating to the leasing, use or occupancy of the Property, (b) the Prime Lease is, as of the date of this Sublease, in full force and effect, and (c) no event of default has occurred under the Prime Lease by any party thereto and, to Landlord’s knowledge, no event has occurred and is continuing that would constitute an event of default by Landlord, but for the requirement of the giving of notice and the expiration of the period of time to cure.

2.                                       SUBLEASE.  Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed by Tenant, hereby subleases to Tenant the premises shown on Exhibit A (the “Premises”) attached that are located in the building (the “Building”), which Building is located on and a part of the Property, and the Tenant hereby accepts the Premises from the Landlord.

3.                                       SUBLEASE TERM.  The term of this Sublease (the “Term”) shall commence on the later of (a) the date hereof, and (b) the date Prime Landlord consents in writing to this Sublease (such later date being hereinafter referred to as the “Commencement Date”).  The Term shall expire on May 31, 2008 (the “Expiration Date”), unless sooner terminated as otherwise provided elsewhere in this Sublease.

4.                                       POSSESSION.  Landlord agrees to deliver possession of the Premises on or before the Commencement Date in their condition as of the execution and delivery hereof, reasonable wear and tear excepted; that is to say, AS IS.  Notwithstanding the foregoing, Landlord represents that the roofs, walls, foundations and other major structural components of the Premises are in good repair, free from material defects, and suitable for Tenant’s Use (as described in Section 5 below).

5.                                       TENANT’S USE.  The Premises shall be used and occupied only for manufacturing, sales and related office use, subject to, and in accordance with all applicable laws, regulations, orders, codes and zoning regulations (including the applicable certificate of occupancy), and for no other purposes.

6.                                       RENT.  Beginning on the Commencement Date, Tenant shall pay during the Term, as “Base Rent”, Twenty Five Thousand Six Hundred Fifty and No/100ths Dollars ($25,650.00) per month.  Tenant shall pay Base Rent and Additional Rent (as hereinafter defined) to and at the address specified herein for Landlord or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction, setoff, diminution, abatement, counterclaim or deduction whatsoever.  Base Rent shall be paid in equal monthly installments in advance on the first (1st) day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant.  Base Rent shall be pro-rated for partial months at the beginning and end of the Term.  All charges, costs, and sums required to be paid by Tenant to Landlord under Section 7 of this Sublease in addition to Base Rent shall be deemed “Additional Rent,” and Base Rent and Additional Rent shall hereinafter collectively be referred to as “Rent.”

7.                                       TENANT’S OBLIGATIONS.  Tenant shall be responsible for, and shall pay the following:  . All utility consumption costs, including without limitation, water, sewer, gas, and electric and other charges incurred in connection with lighting and providing electrical power to the Premises. The foregoing notwithstanding, if the Premises are not separately metered for utilities at any time during the Term, Tenant agrees to pay Landlord the amount attributable to the Premises from time to time as reasonably estimated by Landlord within ten (10) days after demand by Landlord specifying such charge.  Tenant shall hold Landlord harmless from all costs or expenses Landlord may incur from Tenant’s failure to pay utility bills or to perform any of its obligations with respect to the purchase of utilities.

Tenant agrees that neither Landlord nor its agents shall be liable in damages, by abatement of Rent or otherwise, for any failure of Tenant to secure gas, electrical or other utility services for the Premises. Tenant further agrees that neither Landlord nor its agents shall be liable in damages, by abatement of Rent or otherwise, for Landlord’s failure to furnish or delay in furnishing any service which Landlord is obligated to provide pursuant to the terms and provisions of this Sublease, if any, when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Property, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays, or the nonexistence of any utility, whether occasioned by Landlord or some third party, shall never be deemed to constitute an eviction or disturbance of the Tenant’s use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Sublease.

8.                                       QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord.  So long as no Event of Default (defined in Section 19) has occurred, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or Prime Landlord or by anyone claiming through Landlord or Prime Landlord.

9.                                       INSURANCE; INDEMNITY

(a)                                  Tenant shall keep in full force and effect a policy of commercial general liability insurance for the Premises.  Tenant shall furnish Landlord a certificate of insurance evidencing such coverage and naming Landlord as an additional insured therein.  Tenant’s insurer shall agree to furnish Landlord at least ten (10) days’ advance written notice of any cancellation of coverage.  Renewal certificates shall be supplied promptly following the expiration of the current certificate.

(b)                                 Tenant shall indemnify Landlord from all liability, loss or other damage claims for obligations resulting from any bodily injuries or losses to persons or property occurring in or on the Premises and caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, including reasonable attorneys’ fees and court costs incurred by Landlord in defending any such claims, except when caused by the negligence of Landlord or its agents, employees, contractors or invitees.

(c)                                  Landlord, at its sole cost and expense, shall continuously maintain in full force and effect during the Term a policy or policies of insurance insuring the Building against loss or damage by fire and extended perils and other perils for the full replacement cost of the Building.  Landlord shall keep in full force and effect a policy of commercial general liability insurance for the Property.

(d)                                 Anything in this Sublease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage that may occur to the Premises or any improvements thereto, or any personal property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance required to be carried hereunder; or (b) is insured against under the terms of any property insurance actually carried, regardless of whether the same is required hereunder.  The foregoing waiver shall apply regardless of the cause or origin of such claim, including, but not limited to, the negligence of a party or such party’s agents, officers, employees or contractors.  The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant.  The foregoing waiver shall also apply to any deductible, as if the same were a part of the insurance recovery.  Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements, and shall supply each other with appropriate information from their respective insurers confirming such waiver to be in effect.

10.                                 ASSIGNMENT OR SUBLETTING.  Without Landlord’s consent, Tenant shall not (i) assign, convey, or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; (iii) sub-sublet the Premises or any part thereof; or (iv) permit the occupancy of the

Premises or any part thereof by anyone other than Tenant. Landlord’s consent to an assignment of this Sublease or a sub-subletting of the Premises shall not be unreasonably withheld, and if Landlord consents, Landlord shall use reasonable efforts to obtain the consent of Prime Landlord if its consent is required under the Prime Lease. Any cost of obtaining Prime Landlord’s consent shall be borne by Tenant.

No permitted assignment shall be effective and no permitted sub-subletting shall commence unless and until any default by Tenant hereunder shall have been cured.  Unless otherwise agreed by the Landlord and Tenant, no permitted assignment or sub-subletting shall relieve Tenant from its obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sub-subletting had occurred.

11.                                 REPAIRS AND COMPLIANCE.

(a)                                  Landlord represents that the Premises comply with all rules, ordinances, building codes, and laws applicable to the present use of the Premises.  Landlord shall obey, observe and promptly comply with all rules, regulations, ordinances, building codes, and laws which shall be applicable, now or at any time during the Term, to the ownership of the Premises and shall promptly comply with all orders, rules, rulings and directives of any governmental authority or agency having jurisdiction over the Premises, including, without limitation, existing and outstanding orders and requirements.  Notwithstanding anything herein to the contrary, Landlord shall, at Landlord’s sole cost and expense, at all times ensure that the Premises are in compliance with the Americans With Disabilities Act of 1990 (42 U. S. C. 12 101 et seq.) and all regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time.

(b)                                 Tenant shall obey, observe and promptly comply with all rules, regulations, ordinances and laws which shall be applicable to the operation of its business, now or at any time during the Term, provided, however, that Tenant shall not be required to make any capital expenditure to the Premises in order to achieve such compliance.

(c)                                  Unless expressly made the obligation of Tenant hereunder, Landlord shall, at its sole expense, be responsible for all repairs, maintenance, and replacement of the Premises including, without limitation, the roof, foundation, plumbing, mechanical components, HVAC components, electrical components and structural components of the Premises.  When used in this Sublease, “repair” shall include making all replacements, renewals, alterations, additions and betterments necessary or desirable to the good operation of the Premises.   All repairs made by Landlord shall be at least equal in quality to the original work performed in constructing the Building and shall be made by Landlord in accordance with all applicable laws, ordinances and regulations.

(d)                                 Tenant shall be responsible for the routine maintenance of interior demising walls, interior doors, locks, and the electrical, plumbing, mechanical, and HVAC components, provided that any capital expenditure required for the repair and maintenance of such components shall be the responsibility of Landlord.

12.                                 FIRE OR CASUALTY OR EMINENT DOMAIN.  In the event of a fire or other casualty affecting the Property, or of a taking of all or part of the Property by the exercise of the power of eminent domain, Landlord shall not exercise any right that may have the effect of terminating the Prime Lease without first obtaining the prior consent of Tenant.  If Landlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled its proportionate share of such rent abatement.  If the Prime Lease imposes on Landlord the obligation to repair or restore leasehold improvements or alterations, Tenant shall be responsible for repair or restoration of leasehold improvements or alterations it shall have installed in the Premises, and Landlord shall be responsible for the repair or restoration of the balance of the leasehold improvements or alterations.  Tenant shall make any insurance proceeds resulting from the loss that Landlord is obligated to repair or restore available to Landlord and shall permit Landlord to enter the Premises to perform the same.

13.                                 ALTERATIONS.  Anything to the contrary contained herein notwithstanding, Tenant shall not make or cause to be made any alterations or additions, including any signage, or perform or cause to be performed any other repairs or replacements (except as required by Section 7(B)) in or to the Premises (collectively “Alterations”) without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and, if

Prime Landlord’s consent is required under the Prime Lease, without Prime Landlord’s consent, and Landlord may impose such conditions on its consent as Landlord requires or Landlord may, at its option, in the case of maintenance, repairs or replacements, perform or cause to be performed the same itself and Tenant shall reimburse Landlord for the cost thereof within ten (10) days after demand therefore by Landlord.

14.                                 SURRENDER.  Upon the expiration of this Sublease, or upon the termination of this Sublease or of the Tenant’s right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord, in good order and broom-clean (ordinary wear and tear, damage due to casualty and repairs required to be performed by Landlord under this Sublease excepted).  Tenant shall be permitted, at Tenant’s option, to leave all Alterations made by Tenant at the Premises.  All Alterations to the Premises made by or for Tenant and left by Tenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Tenant.  If Tenant removes Alterations, Tenant shall restore the Premises to their condition prior to the making of the Alterations, repairing any damage resulting from the removal or restoration.  If Tenant does not perform removal in accordance with this Section, Landlord may, at its option, remove the Alterations (and repair any damage occasioned thereby) and dispose thereof or deliver the same to any other place of business of Tenant, or warehouse the same and, to the fullest extent permitted by law Landlord shall in no event be responsible for the value, preservation or safekeeping thereof and Tenant shall pay the costs of such removal, repair, restoration, delivery or warehousing to Landlord on demand.

15.                                 REMOVAL OF TENANT’S PROPERTY.  Upon the expiration or earlier termination of this Sublease, Tenant shall remove all of its contents, including trade fixtures, machinery, equipment, furniture, and furnishings (“Personalty”). Tenant shall repair any damage to the Premises or the Property that may result from such removal, and shall restore the Premises to the same condition as prior to their.  If Tenant does not remove the Personalty prior to the expiration or earlier termination of the Term, Landlord may, at its option, remove the same (and repair any resulting damage) and store, dispose of or deliver the Personalty to any other place of business of Tenant, or warehouse the same, and, to the fullest extent permitted by law, Landlord shall in no event be responsible for the value, preservation or safekeeping thereof and Tenant shall pay the cost of such removal, repair, restoration, delivery or warehousing to Landlord on demand.

16.                                 HOLDING OVER.  Tenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease Term or after termination of this Sublease or of Tenant’s right to possession in consequence of an Event of Default.  If Tenant or any party claiming by, through, or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including damages payable by Landlord to Prime Landlord by reason of such holdover.  For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Tenant’s right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Base Rent and Additional Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant’s right to possession.  The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

17.                                 ENCUMBERING TITLE.  Tenant shall not do anything that shall encumber the title of Prime Landlord or Landlord in and to the Building or the Property, nor shall the interest or estate of Prime Landlord or Landlord be subject to any claim by way of lien or encumbrance caused by Tenant.  Any claim to, or lien upon, the Premises, the Building or the Property arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord and Landlord in and to the Premises, Building and the Property.  Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Property to become subject to any mechanics,’ laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of Tenant, provided, however, that if permitted under the Prime Lease, Tenant shall have the right to contest in good faith if done with reasonable diligence the validity of any lien or claimed lien if Tenant shall give to Prime Landlord and Landlord such security as may be deemed satisfactory to them to assure payment and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building, or the

Property by reason of non-payment. On final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all costs and charges, and shall have the lien released and any judgment satisfied.

18.                                 LANDLORD’S RESERVED RIGHTS.  Landlord reserves the following rights, exercisable on reasonable prior notice to Tenant but without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Sublease:

(a)                                  From time to time, with prior notice to Tenant and during usual business hours, to inspect the Premises or to exhibit them to persons having a legitimate interest at any time during this Sublease Term.

(b)                                 To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant vacates or abandons the Premises.

19.                                 DEFAULTS.  Tenant further agrees that any one or more of the following events shall be considered Events of Default:

(a)                                  Tenant is adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking for reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed within sixty (60) days from the date of the entry or granting thereof;

(b)                                 Tenant files, or admits the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension;

(c)                                  Tenant makes an assignment for the benefit of creditors or applies for or consents to the appointment of a receiver for Tenant or any of the property of Tenant;

(d)                                 Tenant admits in writing its inability to pay its debts as they become due;

(e)                                  A decree or order appointing a receiver of the property of Tenant is made, and such decree or order shall not have been vacated, stayed, or set aside within sixty (60) days from the date of entry or granting thereof;

(f)                                    Tenant abandons the Premises during the Terms hereof;

(g)                                 Tenant defaults in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant;

(h)                                 Tenant shall default in securing insurance or in providing evidence of insurance as set forth in Section 9 of this Sublease or shall default with respect to lien claims as set forth in Section 17 of this Sublease and either such default shall continue for five (5) days after notice thereof in writing to Tenant;

(i)                                     Tenant shall, by its act or omission to act, cause a default under the Prime Lease, and such default, if curable, is not cured within the time, if any, permitted for such cure under the Prime Lease; or

(j)                                     Tenant defaults in any of the other agreements contained to be kept, observed, and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

20.                                 REMEDIES.  Upon the occurrence of any one or more events of default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for default by Landlord under the Prime Lease or otherwise available herein, at law, in equity or otherwise including, without limitation, termination of this Sublease.

If Tenant is in default, upon demand, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to the Landlord, and Landlord may remove all occupants and property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.  Tenant shall pay all of Landlord’s costs, charges and expenses, including court costs and attorneys’ fees, incurred in enforcing Tenant’s obligations under this Sublease or incurred by Landlord in any litigation, negotiation or transactions in which Tenant causes the Landlord, without Landlord’s fault, to become involved or concerned.  In addition to all other rights and remedies available to Landlord for an default by Tenant, Landlord may enforce the provisions of this Sublease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, Landlord not being required to prove special damages, it being hereby stipulated that legal remedies would be inadequate, and for the enforcement of any other appropriate legal or equitable remedy, including without limitation (i) injunctive relief, and (ii) any other damages incurred by Landlord by reason of Tenant’s default under this Sublease.

21.                                 COMMUNICATIONS.  All notices, demands, requests, consents, approvals, agreements, or other communications (“Communications”) that may or are required to be given by either party to the other under this Sublease shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the Premises or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if to Landlord, addressed to Landlord at Daniel P. Gorey, c/o Quixote Corporation, 11th Floor, 35 East Wacker Drive, Chicago, Illinois 60601, with a copy to Holland & Knight LLP, 131 South Dearborn Street, 30th Floor, Chicago, Illinois 60603, Attention:  Anthony L. Frink, or at such other place as Landlord may from time to time designate by notice to Tenant.  Each party agrees to deliver promptly a copy of each Communication from the other party to Prime Landlord, and to deliver promptly to the other party, a copy of any Communications received from Prime Landlord, that affect this Sublease.  Such copies shall be delivered by commercial courier for delivery on the next business day.  Attorneys for Landlord and Tenant are authorized to give notices for and on behalf of such parties.

22.                                 PROVISIONS REGARDING SUBLEASE.  This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease.   Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease.  In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Prime Lease and to specifically allocate those rights and obligations in this Sublease.  Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease that by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default by Tenant that might cause a default or event of default by Landlord under the Prime Lease, the parties agree:

A.                                   Provided Tenant shall timely pay all Rent when due under this Sublease, Landlord shall pay, when due, within any applicable cure periods, all rent and other changes payable by Landlord to Prime Landlord under the Prime Lease.

B.                                     Except as otherwise expressly provided herein, Landlord shall perform its covenants and obligations under the Prime Lease that do not require possession of the Premises for their performance and that are not otherwise to be performed hereunder by Tenant on behalf of Landlord.  For example, Landlord shall at all times keep in full force and effect all insurance required of Landlord as tenant under the Prime Lease unless that requirement is waived in writing by Prime Landlord.

C.                                     Except as otherwise expressly provided herein, Tenant shall perform all affirmative covenants and shall refrain from performing any act that is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises.  If practicable, Tenant shall perform affirmative covenants that are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord’s performance is required under the Prime Lease.  Landlord shall have the right to enter the Premises to cure any default by Tenant under this Sub-Section 25(C).

D.                                  Landlord shall not agree to any amendment to the Prime Lease that might have an adverse effect on Tenant’s occupancy of the Premises or its use of the Premises for their intended purpose, unless Landlord shall first obtain Tenant’s prior approval.

E.                                      Landlord grants to Tenant the right to receive all of the services and benefits with respect to the Premises that are to be provided by Prime Landlord under the Prime Lease.  Unless required pursuant to this Sublease, Landlord shall have no duty to perform any obligations of Prime Landlord that are, by their nature, the obligation of an owner or manager of real property.  Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default, failure or delay by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant’s obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord as tenant under the Prime Lease.  Notwithstanding the foregoing, the parties contemplate that Prime Landlord will perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, make demand upon Prime Landlord to perform its obligations under the Prime Lease.

23.                                 ADDITIONAL SERVICES. Landlord shall cooperate with Tenant to cause Prime Landlord to provide services required by Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease (such as after hours heating or cooling). Tenant shall pay Prime Landlord’s charge for those services promptly after having been billed by Prime Landlord or by Landlord. If at any time a charge for the additional services is attributable to the use of the services both by Landlord and by Tenant, the cost shall be equitably divided between them.

24.                                 PRIME LANDLORD’S CONSENT.  This Sublease and the obligations of the parties under it are expressly conditioned upon Landlord’s obtaining Prime Landlord’s consent to this Sublease. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord’s approval of this Sublease) with respect to the nature and operation of Tenant’s business, the financial condition of Tenant, or both. Landlord and Tenant agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord’s consent hereto shall not: (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed to the amendment); or (c) be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord’s right to consent to any assignment by Tenant of this Sublease or any sub-subletting of all or any part of the Premises. Prime Landlord’s consent shall, however, be deemed to evidence Prime Landlord’s agreement that Tenant may use the Premises for Tenant’s Use and Tenant shall be entitled to any waiver of claims and of the right of subrogation for damage to Prime Landlord’s property if and to the extent that the Prime Lease provides such waivers for the benefit of Landlord. If Prime Landlord fails to consent to this Sublease within five (5) days after the execution and delivery of this Sublease, either party may terminate this Sublease by giving notice to the other at any time thereafter, but before Prime Landlord grants consent.

25.                                 BROKERAGE.  Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease.  Each party agrees to indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges claimed by any broker or other agent with respect to this Sublease or its negotiation thereof on behalf of the party through whom the claim is made.

26.                              DEFINITIONS AND CONSTRUCTION.

A.                                   The words “including,” “include,” or “includes” or words of similar import shall not, unless otherwise provided, be construed as words of limitation.

B.                                     The phrase “not unreasonably withheld” means “not unreasonably withheld, delayed, or conditioned”.

C.                                     “Indemnify” includes indemnify, hold harmless, and defend against any loss, liability, claim, charge, cost, or expense (including reasonable legal fees and expenses).

27.                              ADDITIONAL PROVISIONS.

A.                                 Time of the Essence. Time is of the essence of this Sublease and each and every provision hereof.

B.                                   Non-Waiver. No action or failure to act by any party hereto shall constitute a waiver of any right or duty afforded to such party under this Sublease, nor shall any such action or failure to act constitute an approval of, or acquiescence in, any breach hereof except as may be specifically agreed in writing. Acceptance of any amounts due hereunder by Landlord at any time when the Tenant is in default under any covenant or condition hereof shall not be construed as a waiver of such default.

C.                                   Entire Agreement. This Sublease represents the entire agreement of the parties with respect to the subject matter hereof. This Sublease may not be changed, modified or rescinded, and no provision hereof may be waived, except by written consent of the parties, and any attempt at an oral modification of this Sublease shall be void and have no effect.

D.                                  Captions. The captions contained herein are for reference purposes only and shall not, in any way, affect any of the meaning or interpretation of the terms of this Sublease.

E.                                    Severability. In the event that any provision of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and each provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law, unless either party is substantially deprived of its consideration for entering into this transaction.

F.                                    Recording.  Neither this Sublease, nor any memorandum, affidavit or other writing with respect to this Sublease, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Sublease null and void at Landlord’s election.

G.                                   Counterparts. This Sublease may be executed in multiple counterparts. All counterparts, collectively, shall be deemed to constitute one and the same instrument and each counterpart shall be deemed an original.

H.                                  Facsimile. A facsimile copy of this Sublease containing facsimile signatures shall constitute a valid and binding counterpart of this Sublease.

I.                                       Successors and Assigns. The terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties and their respective heirs, directors, shareholders, officers, legal representatives, successors and assigns but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of Section 10.

J.                                      Delivery for Examination. Submission of this Sublease for examination shall not bind Landlord in any manner, and no sublease or obligations of the Landlord shall arise until both Landlord and Tenant sign this instrument and delivery is made to each.

K.                                  Default Interest; Late Payments. All amounts (including, without limitation, Base Rent and Additional Rent) owed by Tenant to Landlord pursuant to any provision of this Sublease shall bear interest from the date due until paid at the annual rate equal to the greater of (a) twelve percent (12%) per annum and (b) five percentage points (5%) in excess of the rate of interest announced from time to time by Bank of America or any successor thereto, as its corporate base rate, changing as and when said corporate base rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged. In addition, to the extent not prohibited by law, if any payment of Rent is not received by Landlord within five (5) days after the date due, then Tenant shall pay Landlord a late charge equal to five percent (5%) of the amount of said delinquent payment.

L.                                    Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Sublease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

M.                               Landlord. The term “Landlord” as used in this Sublease means only the owner or owners at the time being of Landlord’s interest in the Prime Lease so that in the event of any assignment once or successively, of Landlord’s interest in the Prime Lease, said Landlord making such assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, and Tenant agrees to look solely to such assignee with respect thereto. This Sublease shall not be affected by any such assignment, and Tenant agrees to attorn to the assignee.

N.                                  Tenant-Corporation. Each party represents and warrants to the other that this Sublease has been duly authorized, executed and delivered by and on behalf of the each party.

O.                                    Environmental.

(a).                               Landlord warrants to Tenant that to the best knowledge of Landlord, the Premises, the Building, and the Property are free and clear of Hazardous Materials, except to the extent such use of Hazardous Materials is in compliance with all applicable law.  For the purposes of this Sublease, “Hazardous Materials” means substances regulated under federal law or by the laws of the state or municipality in which the Premises are located, and including but not limited to asbestos, radioactive and petroleum-related products.  Tenant shall not be responsible for any Hazardous Materials located on the Premises or the Building at the time Landlord delivers possession of the Premises to Tenant.

(b)                                 Landlord agrees to indemnify, defend and hold harmless Tenant, its representatives, agents and employees (collectively, the “Tenant Indemnitees”) from and against any and all debts, liens, claims, causes of action, administrative orders or notices, costs, personal injuries, losses, damages, liabilities, demands, interest, fines, penalties or expenses, including reasonable attorneys’ fees and expenses, reasonable consultants’ fees and expenses, court costs and all other out-of-pocket expenses, suffered or incurred by the Tenant Indemnitees resulting from actions or omissions at any time prior to, during, or after the Term related to any handling, releasing, storage, insertion or any other manner of Hazardous Material in, upon or under the surface of the Premises or the Property or in any surface waters or ground waters on or under the Property or any migration off the Property, unless caused by the acts or omissions of Tenant, its representatives, agents or employees.  Landlord’s obligations under this section shall survive the expiration or termination of this Sublease.

[signatures on following page]

The parties have executed this Sublease the day and year first above written.

LANDLORD:

U.S. Traffic Corporation f/k/a Green Light Acquisition Company,
a Delaware company

By:	/s/ Daniel P. Gorey
Printed Name:	Daniel P. Gorey
Printed Title:	Vice President

TENANT:

National Signal, Inc.

By:	/s/Mark Fernandez
Printed Name:	Mark Fernandez
Printed Title:	President